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                                                                    EXHIBIT 23.1

                                 VERISIGN, INC.

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of VeriSign, Inc.:

  We consent to the incorporation by reference in the Registration Statements (No. 333-45237, 333-46803 and 333-58583) on Form S-8 of VeriSign, Inc. of our
report dated January 15, 1999, relating to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, appearing on page 44 of this Form 10-K.

                                          /s/ KPMG LLP

Mountain View, California
February 17, 1999